UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                ________
                                FORM 8-K

                           CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report(Date of earliest event reported) March 7, 2001

                             LANDS' END, INC.
           (exact name of registrant as specified in its charter)





    DELAWARE                  1-9769               36-2512786
(State or other            (Commission           (I.R.S. Employer
  jurisdiction              File Number             Identification
of incorporation)                                       Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code













                     INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued by Lands' End, Inc., announcing its fourth quarter performance and fiscal 2001 results. Also, the company adopted Emerging Issues Task Force (EITFOO-10) "Accounting For Shipping and Handling Fees and Costs" during the fourth quarter of fiscal 2001. Financial statements for fiscal years 2001, 2000, and 1999 are included to reflect the restatements of shipping and handling revenue and costs.

















































SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.











                                    LANDS' END, INC.


March 27, 2001              By: /s/ DONALD R. HUGHES
                                    Donald R. Hughes
                                    Senior Vice President &
                                    Chief Financial Officer


































                                                            EXHIBIT 99
FOR IMMEDIATE RELEASE


           LANDS' END REPORTS STRONG FOURTH QUARTER PERFORMANCE
                           AND FISCAL 2001 RESULTS

DODGEVILLE, WIS. ... March 7, 2001 ... Lands' End, Inc. (LE), the direct merchant of classic casualwear, today reported results for its fourth quarter and fiscal year ended January 26, 2001. The results incorporate the newly adopted FASB requirements for accounting for shipping and handling fees and expenses.
     Total revenue for the fourth quarter of fiscal 2001 was $538.6 million, up
11.5 percent from $483.1 million in the prior year. Net income for the quarter just ended was $31.8 million, up 12.3 percent from $28.3 million a year ago, and diluted earnings per share for the quarter just ended were $1.07, compared with $0.92 in the prior year. The month of January performed well, with sales up 6 percent, in spite of shifting about $10 million in sales out of the fourth quarter of fiscal 2001 and into the first quarter of fiscal 2002, as we changed the timing of our end-of-season clearance catalog.
     Total revenue for the 52-week year just ended was $1.462 billion, up 3.2 percent from $1.417 billion in the prior year. Net income for the year just ended was $34.7 million, down 27.8 percent from the $48.0 million earned in fiscal 2000, and diluted earnings per share for the year just ended were $1.14, compared with $1.56 for the prior year. The prior year includes a non-recurring after-tax increase to net income of $1.1 million, or $0.04 per share.
	In commenting on the results, company president and chief executive officer David F. Dyer said, "We are extremely pleased that our strategic initiatives of the last two years have resulted in a double digit increase in both sales and earnings for the fourth quarter. Our merchandising, creative and marketing decisions really paid off. During the latter part of the year, we generated great sales momentum and ended fiscal 2001 with the strongest growth in our 12-month buyer file that we've had in years. This was especially gratifying in the face of a difficult economy."

SEGMENT SALES DATA FOR FOURTH QUARTER & FULL YEAR
(in millions)                        Percent
                             4Q01    4Q00   change
  Core business segment      $317    $278    +14.0
  Specialty segment           135     122    +10.6
  International segment        46      50    - 8.5
  Internet                     86      59    +46.0

                             FY01    FY00
  Core business segment      $814    $780    + 4.3
  Specialty segment           408     397    + 2.9
  International segment       133     143    - 7.0
  Internet                    218     138    +58.7

Sales data excludes shipping & handling revenue. Internet sales are included in the respective business segments

     The strong growth seen in the core business segment was led by the coed division, which grew by 23 percent in the fourth quarter and by 16 percent for the year. The strongest performer in the specialty business segment was Corporate Sales, which has had double-digit increases throughout the year and had sales of $170 million in fiscal 2001. During the fourth quarter, the Kids division had a low double digit sales increase, and Coming Home a mid single digit sales growth, although both those business had a slow start in the beginning of the year. Sales in Germany and the U.K improved in the fourth quarter, though overall performance in the international business segment was weak, mainly due to soft sales in Japan and currency issues.
     Gross profit for the quarter just ended was $235 million, or 43.7 percent of total revenue, compared with $207 million, or 42.8 percent of total revenue in the prior year. Improved sourcing and a lower level of liquidations resulted in higher initial margins that contributed 130 basis points to gross profit margin. This improvement was partially offset by increased shipping and handling expenses.
     Inventory was $188 million as of January 26, 2001, up 16 percent from $162 million at the end of the prior year. Year-end inventory is in line with planned levels, and the age and currency of inventory has improved. In the quarter just ended, liquidations of excess inventory were about 7 percent of net merchandise sales, compared with 9 percent in the prior year.
     Selling, general and administrative expenses in the fourth quarter of fiscal 2001 increased 12.8 percent to $182 million, compared with $161 million in the prior year. As a percentage of total revenue, SG&A was 33.8 percent, compared with 33.4 percent in the prior year. Higher catalog costs, partially offset by relatively lower national advertising, were the primary factors responsible for the change in SG&A ratio for the quarter just ended.

BUSINESS OUTLOOK
     For the first five weeks of the current first quarter, total revenue is up about 19 percent. However, more than half of this increase is due to the shift in the timing of our end-of-season clearance catalog. We are taking a conservative approach to our business in light of the uncertainty in the U.S. economy, particularly in the retail environment.
     For fiscal 2002, a 53-week year that will end on February 1, 2002, the company expects that sales will increase in the single digit range, and we expect gross profit margin to show continued improvement. As a result, we expect an increase in diluted earnings per share of at least 20 percent for the year as a whole.
     As described later in our statement regarding forward-looking information, our business's profit level is sensitive to many factors, including changes in sales volume, which are difficult for us, like most retailers, to accurately predict.
FASB REQUIREMENTS
During the fourth quarter, the company was required to adopt the Financial Accounting Standards Board (FASB) Emerging Issues Task Force "Accounting for Shipping and Handling Fees and Costs" (EITF 00-10). Accordingly, shipping and handling revenue and expense, which had been netted within selling, general and administration expenses, are now reclassified into revenue and cost of goods sold. This reclassification has no effect on income, but it does require a restatement of total revenue, cost of goods sold, gross profit, and selling, general and administrative expenses. A schedule providing the restatement of all comparative prior period financial statements will be issued following this earnings release.
     Lands' End is a direct merchant of traditionally styled, classic casualwear offered to customers around the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.
*********************************************************************
SUPPLEMENTAL INFORMATION                  FY2001  FY2000
(in millions, excluding Willis & Geiger)
Twelve-month buyers                         6.7     6.2
Three-year buyers                          11.2    10.3
Catalogs mailed                             269     236
Capital expenditures                      $50.7   $28.0
Depreciation & amortization               $23.4   $20.7

STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Statements in this release that are not historical, including, without limitation, statements regarding our plans, expectations, assumptions, and estimations for fiscal 2002, gross profit margin, and earnings, as well as anticipated sales trends and future development of our business strategy, are considered forward-looking and speak only as of today's date. As such, these statements are subject to a number of risks and uncertainties. Future results may be materially different from those expressed or implied by these statements due to a number of factors. Currently, we believe that the principal factors that create uncertainty about our future results are the following: customer response to our merchandise offerings, circulation changes and other initiatives; the mix of our sales between full price and liquidation merchandise; overall consumer confidence and general economic conditions, both domestic and foreign; effects of shifting patterns of e-commerce versus catalog purchases; costs associated with printing and mailing catalogs and fulfilling orders; dependence on consumer seasonal buying patterns; fluctuations in foreign currency exchange rates; and changes that may have different effects on the various sectors in which we operate (e.g., rather than individual consumers, the Corporate Sales Division, included in the specialty segment, sells to numerous corporations, and certain of these sales are for their corporate promotional activities). Our future results could, of course, be affected by other factors as well. More information about these risks and uncertainties may be found in the company's 10-K filings with the S.E.C.
     The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact Charlotte LaComb:  608-935-4835

































CONSOLIDATED STATEMENTS OF OPERATIONS
Lands' End, Inc. & Subsidiaries
(Amounts in thousands, except per share data)
                             13 weeks ended          52 weeks ended
                           Jan. 26,   Jan. 28,    Jan. 26,    Jan. 28,
                             2001       2000        2001        2000
Net merchandise sales      $496,993   $449,628   $1,354,974   $1,319,823
Shipping and handling
  revenue                    41,564     33,501      107,309       97,063
  Total revenue             538,557    483,129    1,462,283    1,416,886

Cost of merchandise sales   259,963    241,559      728,446      727,291
Shipping & handling costs    43,160     34,774      112,158       99,791
  Total cost of sales       303,123    276,333      840,604      827,082

Gross profit                235,434    206,796      621,679      589,804
  Selling, general and
   administrative expenses  181,863    161,198      560,019      512,647
  Reversal of non-recurring
   charge                        -          -            -       (1,774)

Income from operations       53,571     45,598       61,660       78,931
  Other income (expense):
     Interest expense          (364)      (365)      (1,512)      (1,890)
     Interest income            790        827        2,244          882
     Other                   (3,516)    (1,106)      (7,381)      (1,679)

  Total other income
    (expense), net           (3,090)      (644)      (6,649)      (2,687)

Income before income taxes   50,481     44,954       55,011       76,244
  Income tax provision       18,678     16,633       20,354       28,210

Net income                 $ 31,803   $ 28,321    $  34,657    $  48,034

Basic earnings per share   $   1.08   $   0.94    $    1.15    $    1.60
Diluted earnings per share $   1.07   $   0.92    $    1.14    $    1.56


Basic weighted average
 shares outstanding          29,412     30,149       30,047       30,085
Diluted weighted average
 shares outstanding          29,623     30,923       30,422       30,854













CONSOLIDATED BALANCE SHEETS
Lands' End, Inc. & Subsidiaries
(Amounts in thousands)
                                             Jan. 26,    Jan. 28,
                                                2001        2000
Assets
Current assets:
  Cash and cash equivalents                  $ 75,351     $ 76,413
  Receivables, net                             19,808       17,753
  Inventory                                   188,211      162,193
  Prepaid advertising                          17,627       16,572
  Other prepaid expenses                        9,715        5,816
  Deferred income tax benefit                  10,973       10,661
Total current assets                          321,685      289,408

Property, plant and equipment, at cost:
  Land and buildings                          104,815      102,776
  Fixtures and equipment                      203,845      175,910
  Leasehold improvements                        4,630        4,453
  Construction in progress                      4,289            -
Total property, plant and equipment           317,579      283,139
  Less - accumulated depreciation
    and amortization                          132,286      117,317
Property, plant and equipment, net            185,293      165,822
Intangibles, net                                  651          966

Total assets                                 $507,629     $456,196

Liabilities and shareholders' investment
Current liabilities:
  Lines of credit                            $ 16,940     $ 11,724
  Accounts payable                             96,168       74,510
  Reserve for returns                           9,061        7,869
  Accrued liabilities                          41,135       43,754
  Accrued profit sharing                        2,357        2,760
  Income taxes payable                         13,213       10,255
Total current liabilities                     178,874      150,872

Deferred income taxes                          14,567        9,117

Shareholders' investment:
  Common stock, 40,221 shares issued              402          402
  Donated capital                               8,400        8,400
  Additional paid-in capital                   31,908       29,709
  Deferred compensation                          (121)        (236)
  Accumulated other comprehensive income        5,974        2,675
  Retained earnings                           489,087      454,430
  Treasury stock, 10,945 and 10,071
   shares at cost, respectively              (221,462)    (199,173)
Total shareholders' investment                314,188      296,207
Total liabilities and
  shareholders' investment                   $507,629     $456,196





CONSOLIDATED STATEMENTS OF CASH FLOWS
Lands' End, Inc. & Subsidiaries
(In thousands)
                                                Twelve months ended
                                                Jan. 26,   Jan. 28,
                                                  2001       2000
Cash flows from (used for)
 operating activities:
  Net income                                  $ 34,657    $ 48,034
  Adjustments to reconcile net income to net
   cash flows from operating activities-
    Non-recurring credit                             -      (1,774)
    Depreciation and amortization               23,432      20,715
    Deferred compensation expense                  115         158
    Deferred income taxes                        5,138       8,270
    Loss on disposal of fixed assets               437         926
    Changes in assets and liabilities:
      Receivables                               (2,055)      3,330
      Inventory                                (26,018)     57,493
      Prepaid advertising                       (1,055)      4,785
      Other prepaid expenses                    (3,899)      1,773
      Accounts payable                          21,658     (13,412)
      Reserve for returns                        1,192         676
      Accrued liabilities                       (1,091)     (7,664)
      Accrued profit sharing                      (403)        504
      Income taxes payable                       2,958      (4,323)
    Tax benefit of stock options                 2,199       2,715
    Other                                        3,299         672
Net cash flows from operating activities        60,564     122,878

Cash flows used for investing activities:
  Cash paid for capital additions              (44,553)    (28,013)
Net cash flows used for investing activities:  (44,553)    (28,013)

Cash flows from (used for)financing activities:
  Proceeds from (payment of) short-term debt     5,216     (27,218)
  Purchases of treasury stock                  (27,988)     (4,516)
  Issuance of treasury stock                     5,699       6,641
Net cash flows used for
 financing activities                          (17,073)    (25,093)
Net increase (decrease) in cash and
 cash equivalents                               (1,062)     69,772
Beginning cash and cash equivalents             76,413       6,641

Ending cash and cash equivalents              $ 75,351    $ 76,413














LANDS' END, INC. & SUBSIDIARIES


The following is a reclassification of the Lands' End financial statements for fiscal years 2001, 2000 and 1999.


Accounting for shipping and handling fees and costs

In July 2000, the Emerging Issues Task Force issued EITF 00-10, "Accounting for shipping and handling fees and costs" ("EITF 00-10"). Under provisions of EITF 00-10, amounts billed to a customer in a sale transaction related to shipping and handling represent revenues earned for the goods provided and should be classified as sales revenue. As required, the company adopted
EITF 00-10 in its consolidated financial statements during the fourth quarter of fiscal 2001 and has restated all comparative prior period financial statements.

On its financial statements, the company is disclosing its "shipping and handling revenue" separately from its "net merchandise sales", and "shipping and handling costs" are listed separately in costs of sales. Previously, the company had netted shipping and handling revenue earned against shipping and handling costs incurred within selling, general and administrative expenses. The enclosed Exhibits 1, 2 and 3 are condensed consolidated statements of operations by quarter for the fiscal years ended January 26, 2001, January 28,
2000 and January 29, 1999.   For each of these three years, statements of
operations are included that represent the company's new disclosure format, compared to its former reporting format.

The company's shipping and handling revenue consist of amounts billed to customers for shipping and handling product. Shipping and handling costs include shipping supplies, labor to pick and pack the product and third-party shipping costs.























LANDS' END, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WITH RECLASSIFICATIONS OF SHIPPING AND HANDLING REVENUE AND COSTS
FISCAL YEAR 2001
(Amounts in thousands, except per share data)
                                                 1st Qtr.    2nd Qtr.    3rd Qtr.    4th Qtr.       YTD
                                                 04/28/00    07/28/00    10/27/00    01/26/01     01/26/01
Net merchandise sales                            $266,045    $255,545    $336,391    $496,993    $1,354,974
Shipping and handling revenue                      19,795      20,080      25,870      41,564       107,309
  Total revenue                                   285,840     275,625     362,261     538,557     1,462,283
Cost of sales                                     145,146     132,674     190,663     259,963       728,446
Shipping and handling costs                        20,926      21,683      26,389      43,160       112,158
  Total cost of sales                             166,072     154,357     217,052     303,123       840,604
Gross profit                                      119,768     121,268     145,209     235,434       621,679
  Selling, general and administrative
    expenses                                      118,448     123,995     135,713     181,863       560,019
Income (loss) from operations                       1,320      (2,727)      9,496      53,571        61,660
  Total other income (expense)                       (856)       (259)     (2,444)     (3,090)       (6,649)
Income (loss) before income taxes                     464      (2,986)      7,052      50,481        55,011
  Income tax provision (benefit)                      172      (1,105)      2,609      18,678        20,354
Net income (loss)                                $    292    $ (1,881)   $  4,443    $ 31,803    $   34,657

LANDS' END, INC. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
WITHOUT RECLASSIFICATIONS OF SHIPPING AND HANDLING REVENUE AND COSTS
FISCAL YEAR 2001
                                                 1st Qtr.    2nd Qtr.    3rd Qtr.    4th Qtr        YTD
                                                 04/28/00    07/28/00    10/27/00    01/26/01     01/26/01
Net sales                                        $266,045    $255,545    $336,391    $496,993    $1,354,974
Cost of sales                                     145,146     132,674     190,663     259,963       728,446
Gross profit                                      120,899     122,871     145,728     237,030       626,528
  Selling, general and administrative
    expenses                                      119,579     125,598     136,232     183,459       564,868
Income (loss) from operations                       1,320      (2,727)      9,496      53,571        61,660
  Total other income (expense)                       (856)       (259)     (2,444)     (3,090)       (6,649)
Income (loss) before income taxes                     464      (2,986)      7,052      50,481        55,011
 Income tax provision (benefit)                       172      (1,105)      2,609      18,678        20,354
Net income (loss)                                $    292    $ (1,881)   $  4,443    $ 31,803    %   34,657

Earnings per share data:
Basic earnings per share                         $   0.01    $  (0.06)   $   0.15    $   1.08    $     1.15
Diluted earnings per share                           0.01       (0.06)       0.15        1.07          1.14

Basic weighted average shares outstanding          30,199      30,295      30,290      29,412        30,047
Diluted weighted average shares outstanding        30,835      30,722      30,491      29,623        30,422










LANDS' END, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WITH RECLASSIFICATIONS OF SHIPPING AND HANDLING REVENUE AND COSTS
FISCAL YEAR 2000
(Amounts in thousands, except per share data)
                                                 1st Qtr.    2nd Qtr.    3rd Qtr.    4th Qtr.       YTD
                                                 04/30/99    07/30/99    10/29/99    01/28/00     01/28/00
Net merchandise sales                            $289,609    $254,616    $325,970    $449,628    $1,319,823
Shipping and handling revenue                      21,010      19,459      23,093      33,501        97,063
  Total revenue                                   310,619     274,075     349,063     483,129     1,416,886
Cost of sales                                     164,175     136,400     185,157     241,559       727,291
Shipping and handling costs                        20,954      20,492      23,571      34,774        99,791
  Total cost of sales                             185,129     156,892     208,728     276,333       827,082
Gross profit                                      125,490     117,183     140,335     206,796       589,804
  Selling, general and administrative
    expenses                                      116,342     108,396     126,711     161,198       512,647
  Non-recurring charge (credit)                    (1,323)       (275)       (176)          0        (1,774)
Income (loss) from operations                      10,471       9,062      13,800      45,598        78,931
  Total other income (expense)                       (139)     (1,994)         90        (644)       (2,687)
Income (loss) before income taxes                  10,332       7,068      13,890      44,954        76,244
  Income tax provision                              3,823       2,615       5,139      16,633        28,210
Net income (loss)                                $  6,509    $  4,453    $  8,751    $ 28,321    $   48,034

LANDS' END, INC. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
WITHOUT RECLASSIFICATIONS OF SHIPPING AND HANDLING REVENUE AND COSTS
FISCAL YEAR 2000
                                                 1st Qtr.    2nd Qtr.    3rd Qtr.    4th Qtr        YTD
                                                 04/30/99    07/30/99    10/29/99    01/28/00     01/28/00
Net sales                                        $289,609    $254,616    $325,970    $449,628    $1,319,823
Cost of sales                                     164,175     136,400     185,157     241,559       727,291
Gross profit                                      125,434     118,216     140,813     208,069       592,532
  Selling, general and administrative
   expenses                                       116,286     109,429     127,189     162,471       515,375
  Non-recurring charge (credit)                    (1,323)       (275)       (176)          0        (1,774)
Income (loss) from operations                      10,471       9,062      13,800      45,598        78,931
  Total other income (expense)                       (139)     (1,994)         90        (644)       (2,687)
Income (loss) before income taxes                  10,332       7,068      13,890      44,954        76,244
  Income tax provision                              3,823       2,615       5,139      16,633        28,210
Net income (loss)                                $  6,509    $  4,453    $  8,751    $ 28,321    $   48,034

Earnings per share data:
Basic earnings per share                         $   0.22    $   0.15    $   0.29    $   0.94    $     1.60
Diluted earnings per share                           0.21        0.14        0.28        0.92          1.56

Basic weighted average shares outstanding          30,007      30,057      30,125      30,149        30,085
Diluted weighted average shares outstanding        30,488      30,783      31,071      30,923        30,854






LANDS' END, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WITH RECLASSIFICATIONS OF SHIPPING AND HANDLING REVENUE AND COSTS
FISCAL YEAR 1999
(Amounts in thousands, except per share data)
                                                 1st Qtr.    2nd Qtr.    3rd Qtr.    4th Qtr.       YTD
                                                 05/01/98    07/31/98    10/30/98    01/29/99     01/29/99
Net merchandise sales                            $268,587    $239,194    $322,422    $541,172    $1,371,375
Shipping and handling revenue                      17,655      16,733      21,673      38,685        94,746
  Total revenue                                   286,242     255,927     344,095     579,857     1,466,121
Cost of sales                                     143,847     123,716     177,160     309,938       754,661
Shipping and handling costs                        19,298      18,213      20,390      37,467        95,368
  Total cost of sales                             163,145     141,929     197,550     347,405       850,029
Gross profit                                      123,097     113,998     146,545     232,452       616,092
  Selling, general and administrative
    expenses                                      114,640     113,314     135,799     180,071       543,824
  Non-recurring charge                                  0           0       1,500      11,100        12,600
Income (loss) from operations                       8,457         684       9,246      41,281        59,668
  Total other income (expense)                       (191)       (781)     (8,695)      (501)       (10,168)
Income (loss) before income taxes                   8,266         (97)        551      40,780        49,500
  Income tax provision (benefit)                    3,058         (36)        204      15,089        18,315
Net income (loss)                                $  5,208    $    (61)   $    347    $ 25,691    $   31,185

LANDS' END, INC. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
WITHOUT RECLASSIFICATIONS OF SHIPPING AND HANDLING REVENUE AND COSTS
FISCAL YEAR 1999
                                                 1st Qtr.    2nd Qtr.    3rd Qtr.    4th Qtr        YTD
                                                 05/01/98    07/31/98    10/30/98    01/29/99     01/29/99
Net sales                                        $268,587    $239,194    $322,422    $541,172    $1,371,375
Cost of sales                                     143,847     123,716     177,160     309,938       754,661
Gross profit                                      124,740     115,478     145,262     231,234       616,714
  Selling, general and administrative
    expenses                                      116,283     114,794     134,516     178,853       544,446
  Non-recurring charge                                  0           0       1,500      11,100        12,600
Income (loss) from operations                       8,457         684       9,246      41,281        59,668
  Total other income (expense)                       (191)       (781)     (8,695)       (501)      (10,168)
Income (loss) before income taxes                   8,266         (97)        551      40,780        49,500
  Income tax provision (benefit)                    3,058         (36)        204      15,089        18,315
Net income (loss)                                $  5,208    $    (61)   $    347    $ 25,691    $   31,185

Earnings per share data:
Basic earnings per share                         $   0.17    $   0.00    $   0.01    $   0.85    $     1.02
Diluted earnings per share                           0.17        0.00        0.01        0.84          1.01

Basic weighted average shares outstanding          30,950      30,504      30,239      30,207        30,471
Diluted weighted average shares outstanding        31,346      30,801      30,318      30,452        30,763
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